A Year in Review

➢ Acceptance Strategies in 2001

- Senior Management Team
  - John Martin, President and CEO
  - Mike Gottschalk, Chief Legal Officer
  - Duffy Boyle, Chief Information Officer
  - Dwayne Hallman, Chief Financial Officer
  - Dennis Daggett, Chief Marketing Officer
  - Jim Petersen, Chief Field Services Officer
  - Tracy Schminke, Chief Administration Officer
  - Gene Grimsley, Senior Vice President of Marketing